UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 2, 2020
NEOPHOTONICS CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-35061	94-3253730
(State of incorporation)	(Commission File No.)	(IRS Employer Identification No.)
NeoPhotonics Corporation
3081 Zanker Road
San Jose, California 95134
(Address of principal executive offices and zip code)
Registrant’s telephone number, including area code: (408) 232-9200
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading symbol(s):	Name of each exchange on which registered:
Common Stock, $0.0025 par value	NPTN	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 2.02                    RESULTS OF OPERATIONS AND FINANCIAL CONDITION
On October 5, 2020, NeoPhotonics Corporation (the “Company”) issued a press release regarding the Company’s preliminary estimated financial results for the third quarter ended September 30, 2020.  A copy of the Company’s press release is furnished and attached as Exhibit 99.1 to this Current Report on Form 8-K.

The information contained in this Item 2.02, including Exhibit 99.1 hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or subject to the liabilities of that Section or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and shall not be incorporated by reference in any registration statement or other document filed under the Securities Act or the Exchange Act, whether made before or after the date hereof, regardless of any general incorporation language in such filings, except as shall be expressly set forth by specific reference in such a filing.
ITEM 2.05                    COSTS ASSOCIATED WITH EXIT OR DISPOSAL ACTIVITIES
On October 2, 2020, management of the Company implemented certain restructuring actions to reduce operating expenses and manufacturing costs while maintaining the Company's focus on its core capabilities, including its industry leading coherent components and solutions for data center interconnect and high speed communications networks. The restructuring actions include write-downs of Huawei-specific assets and inventories, consolidation of Indium Phosphide production and a reduction in force. The restructuring actions are expected to be completed by the end of the fourth quarter of 2021.

Under the restructuring actions, the Company estimates it will incur aggregate restructuring charges of approximately $12.1 million, consisting of $11.0 million of asset write-downs and accelerated depreciation and $1.1 million of severance costs and related benefits. The estimated future cash expenditures are expected to consist of non-cancelable commitments of approximately $3.2 million and severance and related benefits of approximately $1.1 million.

This Item 2.05 contains forward-looking statements, including, but not limited to, statements related to the expected costs associated with termination benefits and the financial impact of the overall restructuring actions. These forward-looking statements are based on the Company’s current expectations and inherently involve significant risks and uncertainties. The Company’s actual results and the timing of events could differ materially from those anticipated in such forward looking statements as a result of these risks and uncertainties, which include, without limitation, risks related to cost reduction efforts. The Company's overall risk factors are discussed under the heading “Risk Factors” in the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2020, filed by the Company with the Securities and Exchange Commission on August 4, 2020. In addition, the Company’s workforce reduction costs may be greater than anticipated and the workforce reduction and any future workforce and expense reductions may have an adverse impact on the Company’s development activities and results of operations. The Company undertakes no duty or obligation to update any forward-looking statements contained in this Item 2.05 as a result of new information, future events or changes in its expectations.
ITEM 9.01          FINANCIAL STATEMENTS AND EXHIBITS.
(d)    Exhibits.

Exhibit Number	Description

99.1	Press Release issued by NeoPhotonics Corporation on October 5, 2020
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

Signature
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 5, 2020	NEOPHOTONICS CORPORATION

	By:	/S/ ELIZABETH EBY
Elizabeth Eby
Senior Vice President, Finance and Chief Financial Officer
(Principal Financial and Accounting Officer)